SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


                         Date of Report: August 20, 2001
                                        ----------------

                    BREAKTHROUGH TECHNOLOGY PARTNERS I, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                0-31451                     23-3048624
(State or other jurisdiction of   (Commission                (I.R.S. Employer
         incorporation)            File Number)           Identification Number)


                              32700 N.E. Lesley Rd.
                                Newberg, OR 97132
           ----------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (503) 538-3710
                            -------------------------
                           (Issuer's telephone number)

                                       N/A
          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 4   Change in Registrant's Certifying Accountant.

         On August 14, 2001, Breakthrough Technology Partners I, Inc. (the Company), determined that Stan J.H. Lee & Co. CPA's would be dismissed as the Company's principal accountant and would not be engaged to conduct the audit of the Company's financial statements for the year ended December 31, 2001.

         Stan J.H. Lee & Co. CPA's report on the financial statements of the Company did not contain an adverse opinion or disclaimer of opinion, nor was it qualified as to uncertainty, audit scope, or accounting principles. In connection with the audit of the Company's financial statements there was no disagreement between the Company and Stan J.H. Lee & Co. on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedures, which, if not resolved to the satisfaction of Stan J.H. Lee & Co. would have caused them to make a reference to the matter in their report.

         The decision to change accountants was approved by the Board of Directors of the Company.

         On August 14, 2001, the Company engaged Timothy L. Steers, Certified Public Accountant, LLC as its principal accountant to audit its financial statements for the year ended December 31, 2001. The Company has not previously consulted with Timothy L. Steers, Certified Public Accountant, LLC on the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements. Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BREAKTHROUGH TECHNOLOGY PARTNERS I, INC.

                                         /s/DANIEL M. SMITH
Date:  August 20, 2001                   -------------------------------------
                                           Daniel M. Smith, President